As filed with the Securities and Exchange Commission on September 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.Jill, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-1459825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4 Batterymarch Park,

Quincy, MA 02169

(617) 376-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark Webb

Chief Financial Officer

4 Batterymarch Park,

Quincy, MA 02169

(617) 376-4300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Steven Patterson, Esq.

Mayme B. F. Donohue, Esq.

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue NW

Washington, DC 20037

Tel: (202) 955-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither J.Jill, Inc. nor the Selling Stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 15, 2023

PROSPECTUS

J.Jill, Inc.

Up to 6,000,000 Shares of Common Stock

Offered by J.Jill, Inc.

and

Up to 8,465,444 Shares of Common Stock

Offered by Selling Stockholder

We may offer and sell up to 6,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”) from time to time in one or more offerings. In addition, a selling stockholder named herein (the “Selling Stockholder”) may offer and resell up to 8,465,444 shares of our Common Stock from time to time in one or more offerings, of which (a) 5,154,129 shares of Common Stock are held directly by the Selling Stockholder and (b) 3,311,315 shares of Common Stock are issuable upon the exercise of warrants owned by the Selling Stockholder. We will not receive any proceeds from the sale of our Common Stock by such selling stockholder.

This prospectus describes the general terms of the Common Stock and the general manner in which the shares of Common Stock will be offered. The specific amounts, prices and terms of the offering of the Common Stock will be provided in one or more supplements to this prospectus at the time of offering. The prospectus supplements will also describe the specific manner in which the shares of Common Stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement or amendments before you invest.

We have agreed, pursuant to a registration rights agreement that we entered into with the Selling Stockholder on March 14, 2017, to bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholder will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our Common Stock. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock held by the Selling Stockholder.

We or the Selling Stockholder may offer the shares of our Common Stock from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” If agents, underwriters or dealers are used to sell the shares of Common Stock, they will be named and their compensation will be described in a prospectus supplement. The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 16.

Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “JILL” On September 14, 2023, the last reported sale price of our Common Stock was $26.97 per share.

Investing in our Common Stock involves risk. See “Risk Factors“ on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, and the Selling Stockholder may offer and resell, certain shares of our Common Stock in one or more offerings. When we or the Selling Stockholder sell shares of Common Stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplements, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplements by reference. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Any information in any accompanying prospectus supplements, any free writing prospectus or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus contains summaries of certain provisions in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplements or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus or any prospectus supplements, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. Neither we nor the Selling stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplements or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “J.Jill” and the “Company” refer to J.Jill, Inc. together with its consolidated subsidiaries. All share counts disclosed in this prospectus are presented after giving effect to our 1-for-5 reverse stock split effected on November 9, 2020.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.

We also make available, free of charge, on or through our Internet website, www.jjill.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. The contents of our website are not incorporated by reference in this report.

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC, as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (our “2022 Annual Report”), filed with the SEC on March 30, 2023;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2023, that are incorporated by reference into Part III of the 2022 Annual Report;

•

our Quarterly Report on Form 10-Q for the quarter ended April  29, 2023, filed with the SEC on June 7, 2023, and our Quarterly Report on Form 10-Q for the quarter ended July  29, 2023, filed with the SEC on August 31, 2023 (collectively, our “2023 Quarterly Reports”);

•	our Current Reports on Form 8-K, filed with the SEC on April 5, 2023, April 6, 2023, May 16, 2023 and June 1, 2023; and

•

the description of our Common Stock set forth in our Registration Statement on Form 8-A, registering our Common Stock under Section 12 of the Exchange Act, filed with the SEC on March 7, 2017, as supplemented by the “Description of Capital Stock” beginning on page 11 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

J.Jill, Inc.

Attn: Vice President, General Counsel and Secretary

4 Batterymarch Park

Quincy, MA 02169

(617) 376-4300

We maintain an internet site at https://www.jjill.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus (including any applicable prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our Common Stock described in this prospectus, or in our other documents that are incorporated by reference herein, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Risk Factors set forth in our 2022 Annual Report and other cautionary statements included therein and herein. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to successfully expand and increase sales;

•	our ability to maintain and enhance a strong brand image;

•	our ability to successfully optimize our omnichannel operations and maintain a relevant and reliable omnichannel experience;

•	our ability to generate adequate cash from our existing business to support our growth;

•	our ability to identify and respond to new and changing customer preferences;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to contain the increase in the cost of shipping our merchandise, mailing catalogs, paper and printing;

•	our ability to acquire new customers in a cost-effective manner;

•	the success of the locations in which our stores are located and our ability to open and operate new retail stores on a profitable basis;

•	our ability to adapt to changes in consumer spending and general economic conditions;

•	natural disasters, unusually adverse weather conditions, boycotts and unanticipated events;

•	pandemics or other public health crises, such as the coronavirus, or COVID-19, and adverse changes in economic and market conditions related to such pandemics or other health crises;

•	our ability to work with lenders and others or otherwise pursue options to refinance following any event of default under our credit facilities;

•	our level of indebtedness;

•	our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices;

•	increases in costs of raw materials, distribution and sourcing costs and in the costs of labor and employment;

•	the susceptibility of the price and availability of our merchandise to international trade conditions;

•	failure of our suppliers and their manufacturing sources to use acceptable labor or other practices;

•	our dependence upon key executive management or our inability to hire or retain the talent required for our business;

•	failure of our information technology systems to support our current and growing business;

•	disruptions in our supply chain and distribution and customer contact center;

•	our ability to protect our trademarks or other intellectual property rights;

•	infringement on the intellectual property of third parties;

•	our ability to maintain compliance with the listing requirements of the New York Stock Exchange (“NYSE”);

•	acts of war, including the conflict in Ukraine and the surrounding region, terrorism or civil unrest;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	our ability to secure the personal information of our customers and employees and comply with applicable security standards;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems;

•	increased scrutiny related to our environmental, social and corporate governance activities;

•	increased costs as a result of being a public company, particularly since we are no longer an “emerging growth company”; and

•	other risks, uncertainties and factors set forth in our 2022 Annual Report, including those set forth under “Item 1A. Risk Factors” therein.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before buying the shares of our Common Stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in the shares of our Common Stock. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston.

Brand

J.Jill has modernized its value proposition and introduced new customers to its relevant and compelling products through thoughtful, versatile designs that reflect the individuality of its customers. J.Jill has accomplished this by clearly communicating its offerings that align with its vision: to live in a world where the totality of every woman is seen, valued and celebrated. This permeates across all J.Jill touchpoints through authentic advertising, inclusive retail experiences, and presentation of its offerings – whether the customer chooses to shop on the J.Jill website, in J.Jill retail stores, or through the J.Jill catalog.

Customer

J.Jill caters to a distinctive set of women – typically 45 years and older, college educated, and with an approximate median annual household income of $150,000. Her discretionary dollars are her own to spend and she leads a busy, yet balanced life and she is involved in her community. Her average tenure with the J.Jill brand is an industry-leading 10 years.

Additionally, as J.Jill retains her over time, she tends to migrate from being a single channel customer to a more valuable omnichannel customer. Omnichannel customers comprised approximately 22% of J.Jill’s active customer base for Fiscal Years 2022, 2021 and 2020.

Product

J.Jill’s products are marketed under the J.Jill brand name and sold primarily through two channels: its ecommerce platform and catalog (“Direct”) and its retail stores (“Retail”). J.Jill’s thoughtful, versatile apparel, footwear and accessories reflect the individuality of each customer and are made to seamlessly take them through every moment of their day. J.Jill uses high quality fabrics and techniques for season-after-season comfort and style. J.Jill’s products are available across the full range of sizes including Regular, Petite and Tall, and it provides one, size-integrated shopping destination for customers with sizes from Extra Small up to 2X in store and 4X online.

In addition to its core assortment, J.Jill has three sub-brands, Pure Jill, Wearever, and Fit. Each demonstrate a different design ethos and offers customers a mix of casual and refined apparel based on their needs. Whether they are buying versatile work, comfortable travel, or premium casual clothes for attending occasions or meeting friends, J.Jill offers its customers a variety of options for all different usage occasions.

Corporate Information

Our principal executive office is located at 4 Batterymarch Park, Quincy, MA 02169, and our telephone number is (617) 376-4300.

THE OFFERING

Common Stock Offered by J.Jill, Inc.	Up to 6,000,000 Shares

Common Stock Offered by the Selling Stockholder	Up to 8,465,444 Shares

Use of Proceeds	Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Common Stock offered by us for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our Common Stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Management will retain broad discretion over the allocation of net proceeds from the sale of shares of Common Stock we may offer under this prospectus.

We will not receive any of the proceeds from the resale of the shares of our Common Stock by the Selling Stockholder.

Risk Factors	Investing in shares of our Common Stock involves a high degree of risk. For a discussion of factors you should carefully consider before investing in shares of our Common Stock, see “Risk Factors” on page 9 of this prospectus.

Trading Symbol	JILL

RISK FACTORS

You should consider the specific risks described in our 2022 Annual Report and 2023 Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our Common Stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. However, additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations and we may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Common Stock offered by us for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our Common Stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Management will retain broad discretion over the allocation of net proceeds from the sale of shares of Common Stock we may offer under this prospectus.

We will not receive any of the proceeds from the resale of the shares of our Common Stock by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our Common Stock and preferred stock, including (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law, including Delaware General Corporation Law (the “DGCL”). We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, each of which have been filed as exhibits to the registration statement of which this prospectus is a part. The descriptions herein are qualified in their entirety by our amended and restated certificate of incorporation and amended and restated bylaws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

General

Under our certificate of incorporation our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 15, 2023, no shares of preferred stock are issued and outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share of common stock on each matter properly submitted to the stockholders on which the holders of shares of common stock are entitled to vote, including the election of directors, and do not have cumulative voting rights.

Dividend Rights

The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds.

All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Provisions of our debt agreements and other contracts, including requirements under our certificate of incorporation, may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights

Upon a liquidation or dissolution of the Company, whether voluntary or involuntary and subject to the rights of the holders of any preferred stock, all shares of our common stock are entitled to share equally in the assets available for distribution to holders of common stock after payment of all of our prior obligations, including any then-outstanding preferred stock.

Other Matters

The holders of our common stock have no preemptive rights. All of the outstanding shares of common stock are fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

The shares of our common stock are listed on the NYSE under the symbol “JILL.”

Preferred Stock

Our board of directors may, by a majority vote, issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock.

Warrants

In connection with our entry into the subordinated term loan facility (the “Subordinated Facility” and, the lenders thereunder, the “Subordinated Lenders”), we have issued warrants exercisable for an aggregate of 3,820,748 shares of our Common Stock, after the effect of certain anti-dilution events (the “Warrants”), to the Subordinated Lenders pursuant to the terms of a Warrant Agreement, dated October 2, 2020, with American Stock Transfer & Trust Company, LLC, as the warrant agent, of which 3,566,032 remain outstanding. Each Warrant entitles holders thereof to purchase one share of Common Stock at an exercise price of $0.01 per share. The Warrants are exercisable for five years and expire on October 2, 2025.

There is no public trading market for the Warrants and the Warrants are not listed for trading on NYSE or any other securities exchange or market. The Common Stock underlying the Warrants is traded on NYSE under the symbol “JILL.”

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrant, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Warrant.

The exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances.

The Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Warrant upon surrender of the Warrant to us with a completed and signed assignment in the form attached to the Warrant. The transferring holder will be responsible for any tax liability that may arise as a result of the transfer.

The holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

Certain provisions in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

“Blank Check” Preferred Stock

Our certificate of incorporation provides that our board of directors may, by a majority vote, issue shares of preferred stock. Preferred stock could be issued by our board of directors to increase the number of outstanding shares making a takeover more difficult and expensive.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

Stockholder Action by Written Consent

Our certificate of incorporation provides that, prior to the date on which the Selling Stockholder ceases to beneficially own more than 50% of the outstanding shares of our common stock (the “Triggering Event”), any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if and only if a consent in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes necessary to take such action.

Classified Board

Our certificate of incorporation and bylaws provide that, our board of directors have three classes of directors:

•	Class I consists of directors whom serve an initial one-year term;

•	Class II consists of directors whom serve an initial two-year term; and

•	Class III consists of directors whom serve an initial three-year term.

The number of directors on our board of directors may be fixed by at least two-thirds of the members of our board of directors then in office; provided, however, that prior to the Triggering Event, the number of directors on our board of directors may not be increased or decreased without the approval of a majority of the directors that have been appointed by the Selling Stockholder then in office.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Special Meetings of Stockholders

Subject to the rights of the preferred stock, special meetings of our stockholders may be called only by the chairman of our board of directors or by a resolution adopted by a majority of our board of directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board of directors request the calling of a special meeting of stockholders.

Removal of Directors

Until the Triggering Event, any director may be removed from office at any time, with or without cause, by holders of a majority of the voting power of our outstanding common stock. Our certificate of incorporation provides that, after the Triggering Event, our directors may be removed only for cause by the affirmative vote of at least 66 2/3% of the voting power of our outstanding common stock. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Super-Majority Approval Requirements

The Delaware General Corporation Law generally provides that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our certificate of incorporation and bylaws provide that, at any time after the Triggering Event, the affirmative vote of holders of 66 2/3% of our outstanding common stock are required to amend, alter, change or repeal our certificate of incorporation or bylaws. Our bylaws may also be amended or repealed by a majority vote of our board of directors. Prior to the Triggering Event, the requirement of a super-majority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Limitation of Officer and Director Liability and Indemnification Agreements

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we provide them with customary indemnification.

We expect to enter into indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Forum Selection

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Delaware Anti-Takeover Law

We have elected to be exempt from the restrictions imposed under Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•

on or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under some circumstances, this provision may make it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Our certificate of incorporation provides that the Selling Stockholder and its various affiliates, successors and transferees are not deemed to be “interested stockholders” regardless of the percentage of our voting stock owned by them, and accordingly are not be subject to this provision.

Corporate Opportunity

Our certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” does not apply against the Selling Stockholder, any of our non-employee directors who are employees, affiliates or consultants of the Selling Stockholder or its affiliates (other than us or our subsidiaries) or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our customers.

SELLING STOCKHOLDER

The Selling Stockholder named in the table below may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares set forth in the table below. The Selling Stockholder may sell all, a portion or none of the shares included in the table below at any time.

The following table shows information as of September 8, 2023 regarding (i) the number of shares of Common Stock held of record or beneficially by the Selling Stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholder. The beneficial ownership of the Common Stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 14,168,737 shares of Common Stock outstanding as of September 8, 2023, which number includes all outstanding warrants exercisable for shares of our Common Stock.

	Shares of Common Stock beneficially owned before this offering		Shares of Common Stock offered pursuant to this prospectus	Shares of Common Stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares(1)	Percentage of shares	Number of shares(1)	Number of shares(1)	Percentage of shares
TI IV JJill Holdings LP	8,632,759	60.9%	8,465,444	—	—

(1)

We do not know when or in what amounts the Selling Stockholder may offer shares of Common Stock for sale. The Selling Stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholder.

Material Relationships with the Selling Stockholder

Directors

Andrews Rolfe, one of our directors, was appointed to our board of directors by an affiliate of the Selling Stockholder, TowerBrook Capital Partners L.P. (“TowerBrook”), and serves as a member of its Senior Advisory Board and the firm’s Vice-Chair. Michael Recht, one of our directors, was appointed to our board of directors by TowerBrook and serves as a Managing Director at the firm.

Stockholders Agreement

In addition, in connection with our initial public offering, on March 14, 2017, we entered into a Stockholders Agreement with the Selling Stockholder, which contains certain rights for the Selling Stockholder, including consent rights over certain corporate actions and the right to appoint members to our board of directors, in each case subject to certain conditions as further described in the Stockholders agreement, which is incorporated by reference herein.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement, on March 14, 2017, that provides the Selling Stockholder and other parties to the agreement an unlimited number of “demand”

registrations and customary “piggyback” registration rights, and provides certain members of our management with customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the Selling Stockholder against certain liabilities which may arise under the Securities Act.

PLAN OF DISTRIBUTION

We and/or the Selling Stockholder may sell the shares of Common Stock being offered hereby in one or more of the following ways from time to time, which may involve crosses or block transactions: through underwriters for resale to purchasers; through dealers to purchasers; through agents to purchasers; directly to one or more purchasers, including affiliates; through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; through purchases by a broker-dealer as principal and resale by the broker-dealer for its account; through a combination of any of these methods of sale; or through any other method permitted pursuant to applicable law.

We and/or the Selling Stockholder may directly solicit offers to purchase shares of Common Stock, or agents may be designated to solicit such offers. We and/or the Selling Stockholder will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or the Selling Stockholder, as applicable, must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the shares of Common Stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the shares of Common Stock and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the shares of Common Stock, including the following: the name of the agent, dealer or any underwriters; the public offering or purchase price and the proceeds we and/or the Selling Stockholder, as applicable, will receive from the sale of the shares; any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters; all other items constituting underwriting compensation; any discounts and commissions to be allowed or re-allowed or paid to dealers; and any securities exchanges on which such offered shares may be listed.

If any underwriters or agents are utilized in the sale of the shares of Common Stock in respect of which this prospectus is delivered, we and/or the Selling Stockholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the prospectus supplement relating to such offering will set forth the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the shares of Common Stock in respect of which this prospectus is delivered, we and/or the Selling Stockholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

If we offer shares of Common Stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the Selling Stockholder will authorize underwriters or other persons acting as our or its agents to solicit offers by certain institutions to purchase shares of Common Stock from us and/or the Selling Stockholder pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of shares of Common Stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the shares covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the shares are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such shares not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

The Selling Stockholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us, the Selling Stockholder or one or more of our or their respective affiliates in the ordinary course of business.

In order to facilitate the offering of the shares of Common Stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the Common Stock or of any such other securities, the underwriters may bid for, and purchase, the Common Stock or any such other securities in the open market. Finally, in any offering of the shares of Common Stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The Selling Stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

Instead of selling the shares of Common Stock under this prospectus, the Selling Stockholder may sell the shares of Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements for the fiscal year ended January 30, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 28, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which expenses will be borne by us.

The following is an estimate of the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us.

SEC registration fee		$41,175.40
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*

These fees are calculated based on the type of securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offerings of securities.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s certificate of incorporation, as amended, provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such a provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL regarding liability for unlawful payment of dividends or unlawful stock repurchases and redemptions, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. The Company’s certificate of incorporation, as amended, provides for such limitation of liability in the case of the Company’s directors, but does not limit the liability of the Company’s officers.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Reference is made to Item 17 for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

The Company has entered into customary indemnification agreements with its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Item 16.	Exhibits.

The following list of exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of J.Jill, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed on November 9, 2020 (File No. 001-38026)).

3.2	Bylaws of J.Jill, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Form 10-K, filed on April 28, 2017 (File No. 001-38026)).

5.1*	Opinion of Hunton Andrews Kurth LLP.

10.1	Registration Rights Agreement, dated as of March 14, 2017 (incorporated by reference from Exhibit 10.2 to the Company’s Form 10-K, filed on April 28, 2017 (File No. 001-38026)).

10.2	Warrant Agreement, dated as of October 2, 2020, by and among J.Jill, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference from Exhibit 10.5 to the Company’s Form 8-K, filed on October 2, 2020 (File No. 001-38026)).

10.3	Amendment to Warrant Agreement, amended as of December 4, 2020, by and among J.Jill, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference from Exhibit 10.7 to the Company’s Form 10-Q, filed on December 11, 2020 (File No. 001-38026)).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the initial filing of this registration statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of this registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quincy, Massachusetts, on September 15, 2023.

J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President, Chief Financial and Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Kathleen Stevens and Mark Webb, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on September 15, 2023, by the following persons in the capacities indicated.

Signature	Title

/s/ Claire Spofford Claire Spofford	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Mark Webb Mark Webb	Chief Financial Officer/Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Rahamim Michael Rahamim	Chairman of the Board of Directors

/s/ James Scully James Scully	Director

/s/ Andrew Rolfe Andrew Rolfe	Director

/s/ Jyothi Rao Jyothi Rao	Director

Signature	Title

/s/ Michael Recht Michael Recht	Director

/s/ Michael Eck Michael Eck	Director

/s/ Shelley Milano Shelley Milano	Director